Exhibit 99.1

Alamosa Reports First Quarter 2004 Financial Results

    LUBBOCK, Texas--(BUSINESS WIRE)--May 4, 2004--Alamosa Holdings, Inc. (Nasdaq/NM: APCS):

    Highlights:

    -- Net customer additions totaled approximately 46,000 with ending subscribers totaling approximately 773,000

    --  Average monthly customer churn totaled 2.4 percent

    --  Net loss totaled approximately $12.5 million

    -- Net loss per share (after preferred stock dividends) was $0.17 per share

    --  Adjusted EBITDA totaled approximately $34.0 million

    Alamosa Holdings, Inc. today reported financial and operational results, including net subscriber additions, total subscribers and monthly customer churn results for the first quarter ended March 31, 2004.
    Total revenue grew during the first quarter to $176.7 million, representing a 5 percent sequential increase and a 25 percent increase over the same period one year ago. Revenue growth was aided by stable customer ARPU of $56 and continued growth in roaming, which increased 36 percent from first quarter of 2003. Net subscribers grew 46,000 during the first quarter, a 35 percent and 48 percent increase, respectively, over the fourth quarter of 2003 and the same period one year ago. Subscriber growth was aided by increased retail sales associated with Sprint rate plans, Sprint PCS Vision products and services and continued expansion of the Company's exclusive Sprint-branded agent network. Adjusted EBITDA of approximately $34.0 million for the first quarter represented a 98 percent increase over the first quarter of 2003 Adjusted EBITDA of approximately $17.1 million. Adjusted EBITDA growth year over year not only reflects increased revenue, but also efficiencies in cost of operations and lower bad debt expense. The net loss for the first quarter decreased to $12.5 million or $15.8 million and $0.17 per share after preferred stock dividends, compared to a net loss of $30.5 million or $0.33 per share for the first quarter of 2003.
    Along with the subscriber growth, the Company also reported a decrease in average monthly churn to 2.4 percent for the first quarter, down from 2.5 percent in the fourth quarter of 2003 and 3.0 percent for the first quarter of 2003, respectively. Customer churn has remained stable due to the Company's efforts to improve network coverage, maintain attractive Sprint PCS rate plans and offering handset upgrades to customers at contract renewal. The Company also continued to experience no material effects from wireless local number portability ("WLNP") during the quarter and experienced a small number of net positive additions from customers porting their number from other wireless carriers. WLNP will go into effect later this month in the company's remaining markets, representing approximately 82 percent of the subscriber base. Finally, Alamosa returned to the Nasdaq National Market, where it initially began trading in February 2000, under its original symbol "APCS".
    "Our customer results in the first quarter are a positive start to 2004 as we seek to take advantage of opportunities within the wireless industry. Our lower customer churn, combined with the increased gross customer additions provided us with a greater than expected lift in net subscriber additions. Our results also correlate with Sprint's success in regaining market share as well as continued expansion of our exclusive Sprint-branded agent network," stated David E. Sharbutt, Chairman & Chief Executive Officer of Alamosa Holdings, Inc. "Our financial results also benefited from a stabilization of customer ARPU as well as strong roaming traffic from Sprint and other wireless carriers, including private label services. With these trends, we are well positioned to continue our successful growth strategy."

    BUSINESS OUTLOOK

    Alamosa is providing the following business outlook for 2004 which may be materially affected by competitive conditions, continued development and acceptance of new Vision products and services, changes in pricing plans, wireless number portability and general economic conditions, among other things:

    -- Full year 2004 Adjusted EBITDA of approximately $170 million, revised from previous guidance of $150 million

    -- Fixed asset additions of $75-80 million, revised from previous guidance of $50-$65 million

    --  Penetration of Alamosa markets to be in the range of 6.8 to
        7.0 percent by year-end 2004, revised from previous guidance of 6.6 to 6.8 percent

    -- Average monthly churn of less than 2.8 percent for 2004 with churn expected to be lower in the first half of the year and higher in the second half of the year, revised from previous guidance of average monthly churn of less than 3.0 percent for 2004



SUMMARY OF QUARTERLY OPERATING STATISTICS

Metric
                                                         %       %
                                                       Change  Change
                                                        Qtr     Year
                                                        over    over
                 1Q 2004       4Q 2003        1Q 2003   Qtr.    Year
----------------------------------------------------------------------
Total
 Customers       773,000       727,000        653,000     6.3%   18.4%
Net
 Additions        46,000        34,000         31,000    35.3%   48.4%
Net Loss        -$12,548       -$6,681       -$30,531    87.8%  -58.9%
Adjusted
 EBITDA (in
 thousands)      $33,981       $37,313        $17,136    -8.9%   98.3%
Avg.
 Revenue
 Per User
 (ARPU)
 (incl.
 roaming)            $75           $75            $71     0.0%    5.6%
Avg.
 Revenue
 Per User
 (ARPU)
 (w/out
 roaming)            $56           $55            $55     1.8%    1.8%
Avg.
 Monthly
 Customer
 Churn               2.4%          2.5%           3.0%   -4.0%  -20.0%
Cost Per
 Gross
 Addition
 (CPGA)             $358          $381           $341    -6.0%    5.0%
Avg.
 Monthly
 Cash Cost
 Per User
 (CCPU)
 (w/o
 Roaming)            $31           $30            $36     3.3%  -13.9%
Avg.
 Monthly
 Cash Cost
 Per User
 (CCPU)
 (w/Roaming)         $43           $41            $46     4.9%   -6.5%
Avg. Voice
 MOUs Per
 User
 (w/out
 roaming)            640           575            507    11.3%   26.2%
Avg. Voice
 MOUs Per
 User
 (incl.
 roaming)            809           739            648     9.5%   24.8%
Voice
 Minutes of
 Use (MOUs)
 (total
 system)   1,971 million 1,739 million  1,313 million    13.3%   50.1%
Roaming
 Minutes -
 Inbound     496 million   497 million    340 million    -0.2%   45.9%
Roaming
 Minutes -
 Outbound    380 million   348 million    262 million     9.2%   45.0%
Licensed
 POPs       15.8 million  15.8 million   15.8 million     0.0%    0.0%
Covered
 POPs       12.1 million  12.0 million   11.8 million     0.8%    2.5%
Fixed Asset
 Additions
 (in
 millions)         $12.1         $25.4           $9.1   -52.4%   33.0%
Penetration
 - Covered
 POPs                6.4%          6.1%           5.5%    4.9%   16.4%



    First Quarter Earnings Release & Conference Call

    Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, May 5, 2004 at 9:00 a.m. EDT. To participate in the call, dial 913-981-5518 and ask for the Alamosa call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.alamosapcs.com or www.fulldisclosure.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay will be available through Wednesday, May 12, 2004, and may be accessed by calling 719-457-0820 and using the passcode 545509. An audio archive will be available, shortly after the call, on the Company's website at www.alamosapcs.com or www.fulldisclosure.com for approximately 30 days.

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of
15.8 million residents.

    ABOUT SPRINT

    Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 65,000 employees worldwide and over $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

    FORWARD LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2003 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

    Definitions of Operating and Non-GAAP Financial Measures

    We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.
    The Non-GAAP financial measures used in this release include the following:

    -- Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") are defined as net loss plus taxes, net interest expense, depreciation expense, amortization expense and other non-cash expense items. This definition of adjusted EBITDA is consistent with the definition of adjusted EBITDA in our debt covenants. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability as well as in our debt covenants for compliance purposes and is not intended to represent the results of our operations in accordance with GAAP.

    The financial measures and other operating metrics used in this release include the following:

    -- ARPU, or average monthly revenue per user, is a measure used to determine the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues in our consolidated statement of operations by our average daily subscribers during the period divided by the number of months in the period.

    -- CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses and debt exchange expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers less roaming charges paid to Sprint PCS. These costs are divided by average daily subscribers during the period divided by the number of months in the period to calculate CCPU.

    -- CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory. Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period (net of activations deactivated within 30 days and activations due to transfers from Sprint PCS and other PCS Affiliates of Sprint into our territory).

    -- Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our service area and those who deactivated within 30 days of activation) as a percentage of our average daily subscriber base during the period divided by the number of months during the period.

    -- Licensed POPs represent the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

    -- Covered POPs represent the number of residents (usually expressed in millions) covered by our portion of the PCS network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.



                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
           (dollars in thousands, except per share amounts)


                                            For the three months ended
                                                    March 31,
                                            --------------------------
                                                2004          2003
                                             -----------   -----------

Revenues:
  Subscriber revenues                       $   124,746   $   104,024
  Roaming revenues                               43,153        31,790
                                             -----------   -----------

   Service revenues                             167,899       135,814
  Product sales                                   8,791         5,294
                                             -----------   -----------

   Total revenues                               176,690       141,108
                                             -----------   -----------

Costs and expenses:
  Cost of service and operations                 86,216        79,317
  Cost of products sold                          19,783        12,844
  Selling and marketing expenses                 30,993        28,146
  General and administrative expenses             5,717         3,665
  Depreciation and amortization                  27,384        26,882
  Impairment of property and equipment              306           360
  Non-cash compensation                              26            41
                                             -----------   -----------

   Total costs and expenses                     170,425       151,255
                                             -----------   -----------

   Income (loss) from operations                  6,265       (10,147)
Loss on debt extinguishment                     (13,101)           --
Gain on derivative instrument                    12,672            --
Interest and other income                           168           385
Interest expense                                (18,235)      (26,537)
                                             -----------   -----------

  Loss before income taxes                      (12,231)      (36,299)
Income tax (expense) benefit                       (317)        5,768
                                             -----------   -----------
  Net loss                                      (12,548)      (30,531)
Preferred stock dividend                         (3,220)           --
                                             -----------   -----------
  Net loss attributable to common
   stockholders                             $   (15,768)  $   (30,531)
                                             ===========   ===========

Net loss per common share, basic and
 diluted                                    $     (0.17)  $     (0.33)
                                             ===========   ===========

Weighted average common shares outstanding,
 basic and diluted                           95,490,768    93,504,925
                                             ===========   ===========




                        ALAMOSA HOLDINGS, INC.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
           (dollars in thousands, except share information)


                                      March 31, 2004 December 31, 2003
                                      -------------- -----------------
ASSETS

Current assets:
 Cash and cash equivalents               $  135,630        $   99,644
 Restricted cash                                 --                 1
 Customer accounts receivable, net           40,136            28,034
 Receivable from Sprint                      15,290            22,947
 Inventory                                    5,373             7,309
 Prepaid expenses and other assets           11,499             9,763
 Deferred customer acquisition costs          7,712             8,060
 Deferred tax asset                           4,572             4,572
                                          ----------        ----------

   Total current assets                     220,212           180,330

 Property and equipment, net                428,348           434,840
 Debt issuance costs, net                     9,595            14,366
 Early redemption option on preferred
  stock                                      34,359            21,687
 Intangible assets, net                     438,950           448,354
 Other noncurrent assets                      5,636             6,393
                                          ----------        ----------

   Total assets                          $1,137,100        $1,105,970
                                          ==========        ==========

LIABILITIES, REDEEMABLE CONVERTIBLE
 PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                        $   22,794        $   33,247
 Accrued expenses                            37,931            37,325
 Payable to Sprint                           25,477            26,616
 Interest payable                             9,073             5,353
 Deferred revenue                            23,274            22,742
 Current installments of capital
  leases                                        326               481
                                          ----------        ----------

   Total current liabilities                118,875           125,764
                                          ----------        ----------

Long term liabilities:
 Capital lease obligations                      828               812
 Other noncurrent liabilities                 6,954             8,693
 Deferred tax liability                      15,962            15,966
 Senior secured debt                             --           200,000
 Senior notes                               720,425           464,424
                                          ----------        ----------

   Total long term liabilities              744,169           689,895
                                          ----------        ----------

   Total liabilities                        863,044           815,659
                                          ----------        ----------

Commitments and contingencies                    --                --

Redeemable convertible preferred
 stock:
 Series B preferred stock, $.01 par
  value, 750,000 shares authorized;
  679,435 and 679,495  shares issued
  and outstanding, respectively             228,587           228,606
 Series C preferred stock, $.01 par
  value; 500,000 shares authorized; no
  shares issued                                  --                --
                                          ----------        ----------

   Total redeemable convertible
    preferred stock                         228,587           228,606
                                          ----------        ----------

Stockholders' equity:
 Preferred stock, $.01 par value;
  8,750,000 shares authorized; no
  shares issued                                  --                --
 Common stock, $.01 par value;
  290,000,000 shares authorized,
  96,790,822 and 95,401,557 shares
  issued and outstanding, respectively          968               954
 Additional paid-in capital                 796,793           800,992
 Accumulated deficit                       (752,114)         (739,566)
 Unearned compensation                         (178)             (145)
 Accumulated other comprehensive loss,
  net of tax                                     --              (530)
                                          ----------        ----------

   Total stockholders' equity                45,469            61,705
                                          ----------        ----------

   Total liabilities and stockholders'
    equity                               $1,137,100        $1,105,970
                                          ==========        ==========




                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                        (dollars in thousands)


                                            For the three months ended
                                                     March 31,
                                            --------------------------
                                                2004             2003
                                             -----------   -----------
Cash flows from operating activities:
Net loss                                    $   (12,548)  $   (30,531)
Adjustments to reconcile net loss to net
 cash provided by operating activities:
 Non-cash compensation                               26            41
 Non-cash interest expense (benefit) on
  derivative instruments                              6          (114)
 Non-cash accretion of asset retirement
  obligations                                        45            --
 Non-cash gain on derivative instruments        (12,672)           --
 Provision for bad debts                          1,935         6,500
 Depreciation and amortization of property
  and equipment                                  17,980        16,865
 Amortization of intangible assets                9,404        10,017
 Amortization of financing costs included
  in interest expense                               265         1,116
 Amortization of discounted interest                 --            99
 Loss on debt extinguishment                     13,101            --
 Deferred tax benefit                                --        (5,768)
 Interest accreted on discount notes              6,001         8,552
 Impairment of property and equipment               306           360
 (Increase) decrease in:
   Receivables                                   (6,380)        9,651
   Inventory                                      1,936         2,275
   Prepaid expenses and other assets               (631)       (1,930)
 Increase (decrease) in:
   Accounts payable and accrued expenses          1,423       (13,011)
                                             -----------   -----------

   Net cash provided by operating
    activities                                   20,197         4,122
                                             -----------   -----------

Cash flows from investing activities:
 Proceeds from sale of assets                       343            19
 Purchases of property and equipment            (24,218)      (10,377)
 Change in restricted cash                            1        24,804
                                             -----------   -----------

   Net cash provided by (used in) investing
    activities                                  (23,874)       14,446
                                             -----------   -----------

Cash flows from financing activities:
 Proceeds from issuance of senior notes         250,000            --
 Repayments of borrowings under senior
  secured debt                                 (200,000)           --
 Debt issuance costs                             (8,059)           --
 Preferred stock dividends                       (2,866)           --
 Stock options exercised                            235            --
 Shares issued to employee stock purchase
  plan                                              492           126
 Payments on capital leases                        (139)         (210)
                                             -----------   -----------

   Net cash provided by (used in) financing
    activities                                   39,663           (84)
                                             -----------   -----------

Net increase in cash and cash equivalents        35,986        18,484
Cash and cash equivalents at beginning of
 period                                          99,644        61,737
                                             -----------   -----------

Cash and cash equivalents at end of period  $   135,630   $    80,221
                                             ===========   ===========

Supplemental disclosure of non-cash
 financing and investing activities:
 Conversion of preferred stock              $        19   $        --
 Asset retirement obligations capitalized            29            --
 Change in accounts payable for purchases
  of property and equipment                     (12,110)       (1,240)




                        Alamosa Holdings, Inc.
                    Computation of Adjusted EBITDA
           and Reconciliation of Non-GAAP Liquidity Measures
                              (Unaudited)
                            (In thousands)


                                      For the three
                                       months ended      For the three
                                        March 31,         months ended
                                  ---------------------   December 31,
                                     2004       2003          2003
                                   ---------  ---------   ------------

Net loss                          $ (12,548) $ (30,531)      $ (8,142)
 Income tax expense (benefit)           317     (5,768)        (2,235)
 Net interest expense                18,067     26,152         20,780
 Depreciation and amortization       27,384     26,882         27,959
 Non-cash compensation                   26         41            251
 Loss on debt extinguishment         13,101         --             --
 Gain on derivative instruments     (12,672)        --         (2,858)
 Impairment of property and
  equipment                             306        360          1,558
                                   ---------  ---------       --------

Adjusted EBITDA                      33,981     17,136         37,313
 Provision for bad debts              1,935      6,500          2,351
 Non-cash accretion of ARO               45         --             41
 Debt exchange expenses                  --         --          8,694
 Non-cash interest items              6,273      9,653          7,728
 Cash income tax expense               (317)        --             --
 Net interest expense               (18,067)   (26,152)       (20,780)
 Working capital changes             (3,653)    (3,015)       (11,928)
                                   ---------  ---------       --------

Cash flows from operating
 activities                       $  20,197  $   4,122       $ 23,419
                                   =========  =========       ========




                        Alamosa Holdings, Inc.
            Computation of Average Revenue per User (ARPU)
               Computation of Cash Cost per User (CCPU)
             Computation of Cost per Gross Addition (CPGA)

                              (Unaudited)



                             For the three months ended  For the three
                                      March 31,           months ended
                             ---------------------------  December 31,
                                 2004          2003           2003
                             -------------  ------------  ------------

Subscriber revenues          $124,746,000  $104,024,000  $117,157,000
Roaming revenues               43,153,000    31,790,000    42,816,000
                              ------------  ------------  ------------

  Service revenues           $167,899,000  $135,814,000  $159,973,000
                              ============  ============  ============

Average subscribers               748,000       635,000       707,000
                              ============  ============  ============

ARPU                         $         56  $         55  $         55
                              ============  ============  ============

ARPU with roaming            $         75  $         71  $         75
                              ============  ============  ============




                             For the three months ended  For the three
                                      March 31,           months ended
                             ---------------------------  December 31,
                                 2004          2003           2003
                             -------------  ------------  ------------

Cost of service and
 operations                  $ 86,216,000  $ 79,317,000  $ 74,303,000
Less:  Roaming expense        (27,176,000)  (18,808,000)  (24,007,000)
General and administrative
 expenses                       5,717,000     3,665,000     3,786,000
Debt exchange expenses                 --            --     5,166,000
Upgrade costs in selling and
 marketing expenses             4,680,000     3,939,000     4,152,000
                              ------------  ------------  ------------

                             $ 69,437,000  $ 68,113,000  $ 63,400,000
                              ============  ============  ============

Average subscribers               748,000       635,000       707,000
                              ============  ============  ============

CCPU                         $         31  $         36  $         30
                              ============  ============  ============

CCPU with roaming            $         43  $         46  $         41
                              ============  ============  ============




                             For the three months ended  For the three
                                      March 31,           months ended
                             ---------------------------  December 31,
                                 2004          2003           2003
                             -------------  ------------  ------------

Selling and marketing expenses  $30,993,000  $28,146,000  $28,095,000
Less:  Upgrade costs in selling
 and marketing costs             (4,680,000)  (3,939,000)  (4,152,000)
Cost of products sold            19,783,000   12,844,000   19,495,000
Product sales revenues           (8,791,000)  (5,294,000)  (8,185,000)
                                 -----------  -----------  -----------

                                $37,305,000  $31,757,000  $35,253,000
                                 ===========  ===========  ===========

Activations                         104,270       93,083       92,514
                                 ===========  ===========  ===========

CPGA                            $       358  $       341  $       381
                                 ===========  ===========  ===========

    CONTACT: Alamosa Holdings Inc., Lubbock
             Jon D. Drake, 806-722-1455
             jdrake@alamosapcs.com